EXHIBIT 99.1

VANGUARD NATURAL RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Background

When referring to Vanguard Natural Resources, Inc. (formerly known as VNR Finance Corp. and also referred to as “Successor,” “Vanguard” or the “Company”), the intent is to refer to Vanguard Natural Resources, Inc. and its consolidated subsidiaries as a whole or an individual basis, depending on the context in which the statements are made. Vanguard Natural Resources, Inc. became the successor reporting company of Vanguard Natural Resources, LLC (“Old Vanguard”) pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended, on August 1, 2017 (the “Effective Date”). When referring to the “Predecessor” or the “Company” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to Old Vanguard, the predecessor that assigned all of its assets to the Successor pursuant to the Final Plan (as defined below) on the Effective Date, and its consolidated subsidiaries on a whole or on an individual basis, depending on the context in which the statements are made.

On February 1, 2017, the Predecessor and certain subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On July 18, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Modified Second Amended Joint Plan
of Reorganization Under Chapter 11 of the Bankruptcy Code, which approved and confirmed the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Final Plan”). The Final Plan provided for the reorganization of the Debtors as a going concern and significantly reduced the long-term debt and annual interest payments of the Successor.

The Debtors satisfied all conditions precedent under the Final Plan and emerged from bankruptcy on the Effective Date as Vanguard Natural Resources, Inc. Pursuant to the Final Plan, each of the Predecessor’s equity securities outstanding immediately before the Effective Date (including any unvested restricted units held by employees or officers of the Debtor, or options and warrants to purchase such securities) were canceled and were of no further force or effect as of the Effective Date. Under the Final Plan, the Debtors’ new organizational documents became effective on the Effective Date. The Successor’s new organizational documents authorize the Successor to issue new equity, certain of which was issued to holders of allowed claims pursuant to the Final Plan on the Effective Date. In addition, on the Effective Date, the Successor entered into a registration rights agreement with certain equity holders. As of August 1, 2017, the Successor reserved for issuance 20.1 million outstanding shares of common stock, $0.001 par value. (“Common Stock”). Upon emergence from bankruptcy on August 1, 2017, Vanguard adopted fresh-start accounting using a convenience date of July 31, 2017, which resulted in it becoming a new entity for financial reporting purposes. Additionally, upon emergence from bankruptcy, we elected to transition from the Full Cost Method of Accounting and adopted the Successful Efforts Method of Accounting for our oil and natural gas properties. Therefore, since August 1, 2017 we have used the successful efforts method to account for our investment in oil and natural gas properties in the Successor.

Prior to July 31, 2017, the Company was a limited liability corporation treated as a partnership for federal and state income tax purposes, in which the taxable income tax or loss of the Company were passed through to its unitholders. Effective upon consummation of the Final Plan, the Successor became a C Corporation subject to federal and state income taxes. The significant difference between our effective tax rate and the federal statutory income tax rate of 35% is primarily due to the effect of changes in the Company’s valuation allowance. During the nine months ended September 30, 2017 and the year ended December 31, 2016, the Company recorded a full valuation allowance against its deferred tax position in these pro forma financial statements. A valuation allowance has been recorded as management does not believe that it is more-likely-than-not that its deferred tax assets will be realized. Accordingly, the Company recorded no income tax expense or benefit for the nine months ended September 30, 2017 and the year ended December 31, 2016 in these pro forma financial statements.

Also, as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by the Predecessor, on May 19, 2016, pursuant to a Purchase and Sale Agreement dated March 29, 2016, the Predecessor, and wholly owned subsidiary Vanguard Operating, LLC, completed the divestiture of natural gas, oil and natural gas liquids assets in the SCOOP/STACK area in Oklahoma to NonOp Solutions III, L.P. and NonOp Solutions IV LP, entities managed by Titanium Exploration Partners, LLC for an adjusted purchase price of $270.5 million (the “SCOOP/STACK Divestiture”) with an effective date of January 1, 2016. The Company used $268.4 million of the cash received to reduce borrowings under our reserve-based credit facility and $2.1 million to pay for some of the transaction fees related to the sale.

The SCOOP/STACK Divestiture was treated as a recovery of costs and therefore was recorded as an adjustment to oil and natural gas properties, with no gain or loss recognized. Vanguard determined that the resulting adjustment did not significantly alter the relationship between the remaining oil and natural properties and the related proved reserves of its reporting unit.

Vanguard’s unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016, are derived from the historical consolidated statements of operations of Vanguard. They reflect adjustments to give effect to Vanguard’s plan of reorganization, fresh-start accounting, the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties as well as the SCOOP/STACK Divestiture as if each had been completed as of January 1, 2016.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transaction or the Effective Date had occurred on the date indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The unaudited pro forma condensed consolidated financial statements do not include the realization of cost savings expected to result from the transaction or the plan of reorganization. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with Vanguard’s historical financial statements and the notes thereto included in its Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Vanguard Natural Resources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
 For the Nine Months Ended September 30, 2017
(in thousands, except per share and per unit amounts)

	Successor	Predecessor
	Two Months Ended September 30, 2017	Seven Months Ended July 31, 2017	Pro Forma Adjustments
	Vanguard Historical	Vanguard Historical	Reorganization, Fresh-Start Accounting and Successful Efforts		Vanguard Pro Forma
Revenues:
Oil sales	$27,303	$97,496	$—		$124,799
Natural gas sales	39,032	113,587	—		152,619
NGLs sales	13,465	35,565	—		49,030
Oil, natural gas and NGLs sales	79,800	246,648	—		326,448
Net losses on commodity derivative contracts	(32,352)	(24,887)	—		(57,239)
Total revenues	47,448	221,761	—		269,209
Costs and expenses:
Production:
Lease operating expenses	26,447	87,092	—		113,539
Transportation, gathering, processing and compression	8,044	—	—		8,044
Production and other taxes	5,737	21,186	—		26,923
Depreciation, depletion, amortization, and accretion	27,578	58,384	24,237	(a)	108,578
			(1,621)	(b)
Exploration expense	105	—	—		105
Selling, general and administrative expenses	7,194	28,810	(903)	(d)	35,101
Total costs and expenses	75,105	195,472	21,713		292,290
Income (loss) from operations	(27,657)	26,289	(21,713)		(23,081)
Other income (expense):
Interest expense	(9,615)	(35,276)	3,283	(c)	(41,608)
Net gains on interest rate derivative contracts	—	30	—		30
Other	36	783	—		819
Total other income (expense), net	(9,579)	(34,463)	3,283		(40,759)
Loss before reorganization items	(37,236)	(8,174)	(18,430)		(63,840)
Reorganization items	—	908,485	(908,485)	(d)	—
Net income (loss)	(37,236)	900,311	(926,915)		(63,840)
Less: Net income attributable to non-controlling interests	(61)	(13)	—		(74)
Net income (loss) attributable to Vanguard stockholders/ unitholders	(37,297)	900,298	(926,915)		(63,914)
Distributions to Preferred unitholders	—	(2,230)	2,230	(e)	—
Net income (loss) attributable to Common stockholders/ Common and Class B unitholders	$(37,297)	$898,068	$(924,685)		$(63,914)
Net income (loss) per share/unit – basic and diluted
Basic and Diluted	$(1.86)	$6.84			$(3.19)
Weighted average Common and Class B shares/units outstanding
Basic and Diluted	20,056	131,382			20,056	(f)

Vanguard Natural Resources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
 For the Year Ended December 31, 2016
(in thousands, except per share and per unit amounts)

	Predecessor	Pro Forma Adjustments
	Vanguard Historical	Reorganization, Fresh-Start Accounting and Successful Efforts		SCOOP-STACK Divestiture		Vanguard Pro Forma
Revenues:
Oil sales	$169,955	$—		$(8,873)	(g)	$161,082
Natural gas sales	174,263	—		(5,339)	(g)	168,924
NGLs sales	44,462	—		(3,330)	(g)	41,132
Net losses on commodity derivative contracts	(44,072)	—		—		(44,072)
Total revenues	344,608	—		(17,542)		327,066

Costs and expenses:
Lease operating expenses	159,672	—		(1,670)	(h)	158,002
Production and other taxes	38,637	—		(594)	(h)	38,043
Depreciation, depletion, amortization and accretion	149,790	26,658	(a)	—		176,448
		(3,665)	(b)	—		(3,665)
Impairment of oil and natural gas properties	494,270	—		—		494,270
Impairment of goodwill	252,676	—		—		252,676
Exploration expense	—	—		—		—
Selling, general and administrative expenses:
Restructuring costs	3,156	(3,156)	(d)	—		—
Other	48,362	—		—		48,362
Total costs and expenses	1,146,563	19,837		(2,264)		1,164,136
Loss from operations	(801,955)	(19,837)		(15,278)		(837,070)
Other income (expense):
Interest expense	(95,367)	44,387	(c)	—		(50,980)
Net losses on interest rate derivative contracts	(2,867)	—		—		(2,867)
Net loss on acquisition of oil and natural gas properties	(4,979)	—		—		(4,979)
Gain on extinguishment of debt	89,714	—		—		89,714
Other	447	—		—		447
Total other expense, net	(13,052)	44,387		—		31,335
Net loss	(815,007)	24,550		(15,278)		(805,735)
Less: Net income attributable to non-controlling interests	(82)	—		—		(82)
Net loss attributable to Vanguard unitholders	(815,089)	24,550		(15,278)		(805,817)
Distributions to Preferred unitholders	(26,758)	26,758	(e)	—		—
Net loss attributable to Common and Class B unitholders	$(841,847)	$51,308		$(15,278)		$(805,817)

Net loss per Common and Class B unit/share
Basic and Diluted	$(6.41)					$(40.18)
Weighted average Common and Class B shares/units outstanding
Basic and Diluted	131,323					20,056	(f)

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 Basis of Presentation

Vanguard’s unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016, are derived from the historical consolidated statements of operations of Vanguard. They reflect adjustments to give effect to Vanguard’s plan of reorganization, fresh-start accounting, the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties as well as the SCOOP/STACK Divestiture as if each had been completed as of January 1, 2016.

Note 2 Pro Forma Adjustments to the Unaudited Condensed Consolidated Statements of Operations

Emergence From Voluntary Reorganization Under Chapter 11

Upon emergence from bankruptcy on the Effective Date, Vanguard adopted fresh-start accounting using a convenience date of July 31, 2017 (the “Convenience Date”) which resulted in it becoming a new entity for financial reporting purposes. As a result of the application of fresh-start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements on or after the Convenience Date, are not comparable with the condensed consolidated financial statements prior to that date.

Adjustments (a) – (f) to the unaudited pro forma combined statement of operations for the nine months and year ended September 30, 2017 and December 31, 2016, respectively, are to reflect the effects of Vanguard’s plan of reorganization, fresh-start accounting and the transition to the Successful Efforts Method of Accounting for our oil and natural gas properties.

(a)
Reflects the change in depletion expense based on new asset values as a result of adopting fresh-start accounting and the effects of the transition from the Full Cost Method to the Successful Efforts Method of Accounting for our oil and natural gas properties attributable to periods prior to the Convenience Date. The Company did not include pro forma adjustments for the reversal of previously recognized impairments because they are considered unrelated to the resolution of the bankruptcy proceedings.

(b)	Represents the change in accretion expense using new asset retirement obligations estimates as a result of adopting fresh-start accounting.

(c)
Reflects a reduction of interest expense as a result of the plan of reorganization. Under the Final Plan, the Predecessor paid approximately $500.3 million of the outstanding borrowings under its credit facility. As of the Effective Date, outstanding borrowings under the Successor’s credit facility included a term loan of $125.0 million and a revolving loan of $730.0 million, respectively. The Term Loan bears an interest rate equal to (i) the alternative base rate plus an applicable margin of 6.50% for an Alternate Base Rate (ABR) loan or (ii) adjusted LIBOR plus an applicable margin of 7.50% for a Eurodollar loan. Further, the outstanding debt under the Successor revolving loan shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 1.75% to 2.75%, based on the borrowing base utilization percentage under the Successor credit facility or (ii) adjusted LIBOR plus an applicable margin of 2.75% to 3.75%, based on the borrowing base utilization percentage under the Successor credit facility.

In addition, the Successor issued approximately $80.7 million aggregate principal amount of new 9.0% Senior Secured Second Lien Notes due 2024 (the “Senior Notes due 2024”) to certain eligible holders of their outstanding Senior Notes due 2023 issued by the Predecessor in full satisfaction of their claim of approximately $80.7 million related to the Senior Notes due 2023 held by such holders.

The Predecessor’s 8.375% Senior Notes due 2019 and 7.875% Senior Notes due 2020 (together with the Senior Notes due 2019, the “Senior Notes”) were canceled and the consenting senior noteholders under the plan of reorganization received their pro rata share of the Successor’s Common Stock, in full and final satisfaction of their claims.

The pro forma adjustments to interest expense were calculated as follows (in thousands):

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Elimination of Predecessor historical interest expense associated with:
Predecessor credit facility	$25,684	$45,230
Predecessor Senior Notes due 2023 interest expense	3,103	4,706
Predecessor Senior Notes	2,863	35,882
Amortization of debt issue costs on Predecessor’s credit facility	2,278	3,301
Amortization of debt issue costs on Predecessor’s Senior Notes due 2023	211	270
Amortization of debt issue costs and bond discounts on Predecessor Senior Notes and Senior Notes due 2023	443	4,927
Pro forma interest expense, net, associated with:
Successor credit facility (1)	(19,280)	(29,870)
Successor term loan	(6,246)	(10,163)
Successor’s Senior Notes due 2024	(4,238)	(7,265)
Amortization of debt issue costs on Successor’s credit facility and term loan	(1,488)	(2,550)
Amortization of debt issue costs on Successor’s Senior Notes due 2024	(47)	(81)
Net pro forma adjustment to interest expense	$3,283	$44,387

(1)
The Company calculated the above interest expense based on $730.0 million of outstanding borrowings under the Successor credit facility at Effective Date. Interest rates are based on the applicable ABR and LIBOR margins at Effective Date as described above. A 1/8% change in the effective interest rate would result in a change to interest expense of approximately $2.4 million for the nine months ended September 30, 2017 and $3.7 million for the year ended December 31, 2016.

(d)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 reorganization, which consist of the following (in thousands):

Predecessor
Seven Months Ended July 31, 2017
Gain on settlement of Liabilities subject to compromise	$452,129
Fresh-start accounting adjustments	781,520
Issuance of common shares and warrants	(214,140)
Legal and other professional fees	(58,482)
Recognition of additional unsecured claims	(31,346)
Write-off of deferred financing costs and debt discounts	(21,361)
Terminated contracts	165
Reorganization items	$908,485

Reorganization costs incurred subsequent to the Effective Date of $0.9 million are recorded in the selling, general and administrative expenses line item in the Successor’s unaudited consolidated statements of operations for the two months ended September 30, 2017. Also, the Company incurred nonrecurring pre-pepition reorganization costs of $3.2 million during the year ended December 31, 2016.

(e)
All outstanding Predecessor preferred units issued and outstanding immediately prior to the Effective Date were canceled. Represents the elimination of distributions to the preferred unitholders as the transaction was assumed to have occurred as of January 1, 2016.

(f)
Reflects (i) the cancellation of the Predecessor’s common and class B units that were authorized and outstanding prior to the Effective Date and (ii) the issuance of 20.1 million shares of Common Stock.

SCOOP/STACK Divestiture

Adjustments (g) – (h) to the unaudited pro forma combined statement of operations for the year ended December 31, 2016, are to reflect the SCOOP/STACK Divestiture.

(g)	Represents the decrease in oil, natural gas and natural gas liquids sales resulting from the SCOOP/STACK Divestiture.

(h)	Represents the decrease in lease operating expenses and production and other taxes resulting from the SCOOP/STACK Divestiture.